SCHEDULE 14A INFORMATION
      Proxy Statement Pursuant to Section 14(a) of the Securities Exchange
                                   Act of 1934
                             (Amendment No.        )

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   [ ]       Definitive Additional Materials
   [ ]       Soliciting Material Pursuant to Section 240.14a-11(c) or Section
             240.14a-12

                             Superior Services, Inc.
   __________________________________________________________________________
                (Name of Registrant as Specified In Its Charter)

   __________________________________________________________________________
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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
                            SUPERIOR SERVICES, INC.

                                      LOGO

                           10150 West National Avenue
                          West Allis, Wisconsin 53227

                          _____________________________

                 NOTICE OF 1998 ANNUAL MEETING OF SHAREHOLDERS

                            To Be Held May 12, 1998
                          _____________________________

   To the Shareholders of
    Superior Services, Inc.:

      NOTICE IS HEREBY GIVEN THAT the 1998 Annual Meeting of Shareholders of Superior Services, Inc. will be held on Tuesday, May 12, 1998, at 1:00 p.m., at the offices of Foley & Lardner, 40th Floor, 777 East Wisconsin Avenue, Milwaukee, Wisconsin, for the following purposes:

   1.   To elect three directors for three-year terms.

   2. To consider and act on an amendment to the Superior Services, Inc. 1996 Equity Incentive Plan, as more fully described in the accompanying Proxy Statement, to increase the number of shares of common stock authorized for issuance under the Plan from 1,200,000 to 3,200,000.

   3. To consider and act upon any other business which may be properly brought before the meeting or any adjournment thereof.

      Only holders of record of the Common Stock at the close of business on April 2, 1998, will be entitled to notice of, and to vote at, the annual meeting and any adjournment thereof.

      Shareholders are cordially invited to attend the meeting in person. Even if you expect to attend the meeting in person, to help ensure that your vote is represented at the meeting please complete, sign, date, and return the accompanying proxy in the enclosed postage paid envelope. You may revoke your proxy at any time before it is actually voted by notice in writing to the undersigned or by voting in person at the meeting.

      Accompanying this Notice of 1998 Annual Meeting of Shareholders is a form of proxy and proxy statement.

                                    On Behalf of the Board of Directors


                                    Peter J. Ruud, Secretary

   West Allis, Wisconsin
   April 3, 1998

        WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED RETURN ENVELOPE.

                            SUPERIOR SERVICES, INC.

                                      LOGO

                          _____________________________

                                PROXY STATEMENT

                         ______________________________

                         Annual Meeting of Shareholders

                                  May 12, 1998

        This Proxy Statement and accompanying proxy are being furnished to the shareholders of Superior Services, Inc. (the "Company") beginning on or about April 3, 1998, in connection with the solicitation by the Board of Directors ("Board") of the Company of proxies to be voted at its 1998 Annual Meeting of Shareholders to be held on Tuesday, May 12, 1998, at 1:00 p.m., at the offices of Foley & Lardner, 40th Floor, 777 East Wisconsin Avenue, Milwaukee, Wisconsin and at any adjournment thereof (collectively, the "Meeting").

        Only record holders of outstanding shares of the Company's Common Stock ("Common Stock") as of the close of business on April 2, 1998 ("Record Date") are entitled to notice of, and to vote at, the Meeting. As of the Record Date, 26,715,100 shares of Common Stock were outstanding. The record holder of each outstanding share of Common Stock as of the Record Date is entitled to one vote per share for each proposal submitted for shareholder consideration at the Meeting.

        Execution of a proxy given in response to this solicitation will not affect a shareholder's right to attend the Meeting and to vote in person. The presence at the Meeting of a shareholder who has signed a proxy does not in itself revoke a proxy. Any shareholder giving a proxy may revoke it at any time before it is exercised by giving notice thereof to the Company's Secretary in writing, by notifying the appropriate personnel at the Meeting in writing or by voting in person at the Meeting. Unless so revoked, the shares represented by proxies received by the Board will be voted at the Meeting in accordance with the instructions thereon. If no instructions are specified on the proxy, the votes represented thereby will be voted (i) FOR the Board's three director nominees set forth below,
   (ii) FOR the amendment of the Superior Services, Inc. 1996 Equity Incentive Plan described below and (iii) on such other shareholder matters which may properly come before the Meeting in accordance with the best judgment of the persons named as proxies.

                             ELECTION OF DIRECTORS

   General

        Three members of the Board are to be elected at the Meeting for three-year terms to expire at the Company's annual meeting of shareholders held in the year 2001. G. William Dietrich, Donald Taylor and Francis J. Podvin are the Board's nominees for such directorships.

        The Articles of Incorporation and By-laws of the Corporation provide that the Board shall be divided into three classes, with one class being elected each year for a three-year term. Class II Directors will be elected at the Meeting. The terms of the Class III Directors and Class I Directors will expire at the Company's annual meetings in 1999 and 2000, respectively.

        It is intended that the persons named as proxies in the accompanying proxy will vote FOR the election of the Board's three nominees. If any nominee should become unable to serve as a director prior to the Meeting, the shares represented by proxies otherwise voted in favor of the Board's three nominees or which do not contain any instructions will be voted FOR the election of such other person as the Board may recommend. Under Wisconsin law, directors are elected by a plurality of the votes cast by the shares entitled to vote in the election, assuming a quorum is present. For this purpose, "plurality" means that the individuals receiving the largest number of votes are elected as directors, up to the maximum number of directors to be chosen at the election. Therefore, any shares of Common Stock which are not voted on this matter at the Meeting, whether by abstention, or otherwise, will have no effect on the election of directors at the Meeting.

   Continuing Directors, Executive Officers and Nominees

        Certain information about the Board's nominees and its continuing members and the executive officers of the Company is set forth below. All members of the Board have previously been elected to the Board by the Company's shareholders.

       Name                 Age  Company Position          Director Since

   Joseph P. Tate .......... 54  Chairman and Director       July, 1992
                                 (Class III)

   G. William Dietrich...... 52  President, Chief Executive  Sept., 1994
                                 Officer and Director
                                 (Class II)

   Gary G. Edler ........... 51  Director (Class I)          July, 1992

   Francis J. Podvin(1)..... 56  Director (Class II)         July, 1992

   Donald Taylor(1)(2)...... 70  Director (Class II)         March, 1996

   Walter G. Winding(1)(2).. 56  Director (Class III)        March, 1996

   Warner C. Frazier(1)(2).. 65  Director (Class I)          May, 1997

   George K. Farr .......... 39  Chief Financial Officer
                                 and Treasurer
   Gary Blacktopp .......... 50  Senior Vice President  -
                                 Operations

   Peter J. Ruud ........... 44  Vice President -
                                 Administration and
                                 Corporate Secretary

   Scott S. Cramer ......... 45  Vice President - General
                                 Counsel

   Dale Nolder ............. 45  Vice President - Market
                                 Development
   ______________
   (1)  Member of the Compensation Committee.
   (2)  Member of the Audit Committee.

        Joseph P. Tate is a co-founder of the Company. Mr. Tate has more than 30 years of experience in the solid waste services industry. In 1967, Mr. Tate founded the "Valley Group" of companies that was part of the original consolidation which created the Company in 1993 (the "Consolidation") and, prior to the Consolidation, was a shareholder, officer and director of each of these companies. Since the Consolidation he has continued to serve in various executive capacities with certain of the Company's subsidiaries. From January 1993 until August 1994, Mr. Tate served as Chief Executive Officer of the Company. Mr. Tate has been a member of the Board since the Company's original incorporation in July 1992 and has been Chairman of the Board of the Company since January 1993. Mr. Tate serves as a member of Class III of the Board, with a term through the Company's 1999 annual shareholders meeting.

        G. William Dietrich joined the Company in February 1994 as Vice President-Solid Waste and was promoted to President and Chief Operating Officer in September 1994, with management responsibility for all of the Company's operations. Mr. Dietrich was promoted to President and Chief Executive Officer in November 1995. Prior to his employment by the Company, Mr. Dietrich was employed for over two and one-half years by Browning-Ferris Industries, Inc. ("BFI") (a national solid waste company), as a divisional vice president responsible for BFI's solid waste collection, transportation and disposal operations in Eastern and Northern Ontario. Prior thereto, Mr. Dietrich was a district manager for Laidlaw Waste Systems, Inc. (a national solid waste company) for three years with principal responsibility for Laidlaw's solid waste operations in a substantial portion of the Northeastern United States. Mr. Dietrich has been a director of the Company since September 1994 and has been nominated to continue serving as a member of Class II of the Board, with a term through the Company's 2001 annual shareholders meeting.

        Gary G. Edler is a co-founder of the Company and has more than 29 years of experience in the solid waste services industry. Mr. Edler joined the Company at the time of the Consolidation as Vice President in charge of the Company's wastewater biosolids and nonhazardous liquid waste management operations. For 25 years prior to joining the Company, he served as President of the "E&K Group" of companies that was a part of the Consolidation. Mr. Edler has been a director of the Company since the Company's original incorporation in July 1992 and serves as a member of Class I of the Board, with a term through the Company's 2000 annual shareholders meeting.

        Francis J. Podvin has been a principal in the law firm of Nash, Podvin, Tuchscherer, Huttenburg, Weymouth & Kryshak, S.C., Wisconsin Rapids, Wisconsin, since 1965, currently serving as its President, and specializes in business combinations, banking and corporate finance. Mr. Podvin has been a director of the Company since the Company's original incorporation in July 1992 and has been nominated to continue serving as a member of Class II of the Board, with a term through the Company's 2001 annual shareholders meeting. Nash, Podvin, Tuchscherer, Huttenburg, Weymouth & Kryshak, S.C. has from time to time performed, and is expected to continue to perform, legal services for the Company.

        Donald Taylor has been a principal in Sullivan Associates (specialists in board of directors searches), Milwaukee, Wisconsin, since 1992. Mr. Taylor served as Managing Director of U.S.A. Anatar Investments, Ltd. (a venture capital firm) from 1989 to 1992, and prior thereto as Chairman and Chief Executive Officer of Rexnord, Inc. (a manufacturer of power transmission equipment), Milwaukee, Wisconsin. Mr. Taylor is a director of Banta Corporation and Harnischfeger Industries, Inc. Mr. Taylor has been a director of the Company since March, 1996 and has been nominated to continue serving as a member of Class II of the Board of Directors, with a term through the Company's 2001 annual shareholders meeting.

        Walter G. Winding has been the owner and Chief Executive Officer of Winding and Company (business consultants for closely-held companies), Hartland, Wisconsin, since 1995. From January 1994 to January 1996, Mr. Winding was Senior Vice President of HM Graphics Inc. (commercial printing company), West Allis, Wisconsin. For six years prior thereto, Mr. Winding served as President and Chief Executive Officer of Schweiger Industries, Inc. (furniture manufacturer), Jefferson, Wisconsin, and prior thereto was Schweiger's Vice President-Administration for four years. Prior thereto, Mr. Winding served in various management positions with Jos. Schlitz Brewing Company (brewery and beer distributor), Milwaukee, Wisconsin. Mr. Winding currently serves on numerous boards of directors of privately-held companies. Mr. Winding serves as a member of Class III of the Board, with a term through the Company's 1999 annual shareholders meeting.

        Warner C. Frazier has been the Chairman and Chief Executive Officer of Simplicity Manufacturing, Inc. (a manufacturer of lawn and garden power equipment), Port Washington, Wisconsin, since 1983, and also served as President of that firm from 1980 to 1996 and as Vice President of Marketing from 1976 to 1980. Prior thereto, Mr. Frazier served in various management positions with Allis-Chalmers, in Milwaukee, Wisconsin, Los Angeles, California, and Seattle, Washington. Mr. Frazier currently serves on the board of directors of ABTCO and Northwestern Steel & Wire Co. and several privately-held companies. Mr. Frazier serves as a member of Class I of the Board, with a term through the Company's 2000 annual shareholders meeting.

        George K. Farr joined the Company in February 1993 as Corporate Controller, with financial reporting responsibility for all of Superior's operating locations. In December 1994, he was promoted to Chief Financial Officer of the Company, with responsibility for the oversight of all of the Company's financial matters. Prior to joining the Company, he served as the Market Development Controller for Sanifill, Inc. (a solid waste service company), Houston, Texas, from February 1991 to July 1992, where he was responsible for supervising the financial due diligence process and subsequent integration of Sanifill's major acquisitions. Prior thereto, he held various financial management positions, including Executive Vice President-Finance and Administration, at BancPlus Savings Association (a savings and loan institution), Houston, Texas, for five years.

        Gary Blacktopp has more than 13 years of experience in the solid waste services industry. Mr. Blacktopp joined the Company in June 1994 in the dual role of General Manager of the Superior-Sheboygan solid waste collection and transfer operations and Vice President-Equipment/Maintenance. In November 1995, Mr. Blacktopp was promoted to the position of Operating Vice President-Lake Region, with responsibility for the Company's solid waste operations in Eastern and Southern Wisconsin and Northern Illinois. In May 1997, Mr. Blacktopp's area of responsibility was increased to include the Company's operations located in the Northwest Region, including Northwest Wisconsin, Minnesota and Iowa. The Lake Region and Northwest Region were combined and are now known as the Midwest Region. In August 1997 Mr. Blacktopp was promoted to the position of Senior Vice President-Operations, with responsibility for all of the Company's operations.

        Peter J. Ruud joined the Company in September 1993 as Vice President-General Counsel and Corporate Secretary, with responsibility for all of the Company's legal matters. In November 1995, Mr. Ruud also assumed oversight responsibility for the Company's human resources and health and safety functions. In August 1997, Mr. Ruud was promoted to Vice President
   - Administration and Corporate Secretary with responsibilities for the Company's human resources and health and safety functions, public
   relations, governmental affairs and corporate governance.   Prior to
   joining the Company, Mr. Ruud was in private practice with the law firm of Davis & Kuelthau, S.C., Milwaukee, Wisconsin, since 1978, specializing in environmental and corporate law and regulatory compliance. Mr. Ruud also served as a member of the firm's managing Board of Directors. While a shareholder of Davis & Kuelthau, S.C., Mr. Ruud was actively involved in the formation of the Company and the Consolidation.

        Scott S. Cramer joined the Company in July 1997 as Vice President-General Counsel, with responsibility for all of the Company's legal matters. Prior to joining the Company, Mr. Cramer served in various legal capacities for more than 13 years with BFI. Most recently Mr. Cramer was Senior Corporate Counsel to BFI. Mr. Cramer also was European Regional Counsel, Vice President and Director of Legal Affairs as well as Corporate Secretary for Browning Ferris Industries Europe, Inc. in Utrecht, The Netherlands from July 1989 to January 1993. Prior to joining BFI, Mr. Cramer was counsel to Pennzoil Company which followed his tenure in private practice.

        Dale O. Nolder has more than 12 years of experience in the solid waste services industry. Mr. Nolder was named Vice President - Market Development for Superior in November 1996 responsible for all external growth activities of the Company. Immediately prior to joining the Company, during the summer of 1996, Mr. Nolder headed BFI's growth program in the Greater New York market. Prior thereto, he was the southern regional market development manager for BFI, with responsibility for all market development activity in his region, including acquisitions, municipal marketing, infrastructure development and marketplace planning. Mr. Nolder also served in various financial and market development capacities with Chambers Development Company, Inc. from May 1985 to November 1993.

   Board Committees and Meetings of the Board

        The Board has established two standing committees, the Audit Committee and the Compensation Committee, to exercise certain of the Board's functions and to assist the Board in the discharge of its responsibilities. The Board as a whole nominates directors for election and will consider nominees recommended in writing by shareholders, together with appropriate background data, if such recommendations are made in accordance with the Company's By-laws.

        During 1997, ten meetings of the Board were held. Each of the directors, except Warner C. Frazier, attended more than 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by all committees of the Board on which he served during 1997.

        The Audit Committee's principal functions are to recommend annually a firm of independent certified public accountants to serve as the Company's auditor, to meet with and review reports of the Company's auditor, approve the audit fee payable to the auditors, to recommend to the Board such actions within the scope of its authority as it deems appropriate, and to approve related party transactions. The Audit Committee currently consists of Donald Taylor (Chairman), Walter G. Winding and Warner C. Frazier. The Audit Committee met twice in 1997.

        The Compensation Committee, which met six times in 1997, is responsible for reviewing and approving the compensation, bonuses, and benefits of officers and other key employees of the Company and its subsidiaries and the administration of the Company's 1993 Incentive Stock Option Plan and 1996 Equity Incentive Plan. The Compensation Committee currently consists of entirely independent directors, including Francis J. Podvin (Chairman), Donald Taylor, Walter Winding, and Warner C. Frazier. See "Executive Compensation-Report on Executive Compensation."

                           STOCK OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information as of the Record Date with respect to the beneficial ownership of Common Stock by (a) all persons or entities known to the Company to be the beneficial owner of more than five percent or more of the Common Stock; (b) each Executive Officer named in the Summary Compensation Table set forth below; (c) each of the current directors and nominees; and (d) all Executive Officers and directors as a group. Unless otherwise noted, each person has sole investment and voting power with respect to the shares indicated (subject to applicable marital property laws).

                                                 Shares beneficially owned

             Name of beneficial owner                Number         Percent

    Joseph P. Tate(1)(2)(4). . . . . . . . .        2,639,235          9.9

    G. William Dietrich(3)(4). . . . . . . .          253,768           *

    George K. Farr(4). . . . . . . . . . . .          113,759           *

    Peter J. Ruud(4) . . . . . . . . . . . .           41,926           *

    Gary G. Edler(1)(4). . . . . . . . . . .          553,749          2.1

    Francis J. Podvin(4)(5). . . . . . . . .           43,098           *

    Donald Taylor(4) . . . . . . . . . . . .            9,667           *

    Walter G. Winding(4) . . . . . . . . . .            9,667           *

    Warner C. Frazier(4) . . . . . . . . . .            3,934           *

    Gary Blacktopp(4). . . . . . . . . . . .           31,623           *

    Raymond M. Cash(6) . . . . . . . . . . .        1,510,300          5.7

    Pilgrim Baxter & Associates, Ltd(7). . .        1,332,570          5.0

    Paul M. Burke(8) . . . . . . . . . . . .        1,879,839          7.0

    All executive officers and directors
    as a group (10 persons)(4). . . . . . .         3,700,426         13.6

   ------------------
   *    Indicates less than 1%.

   (1) Address is c/o 10150 West National Avenue, Suite 350, West Allis, Wisconsin 53227. The listed number of shares for Mr. Edler includes 1,300 shares owned by Mr. Edler's spouse.

   (2) The listed shares include 228,700 shares owned by a trust established by Mr. Tate, in which Mr. Tate acts as trustee.

   (3) The listed shares include 1,000 shares owned by Mr. Dietrich's spouse.

   (4) The shares listed for Messrs. Tate, Dietrich, Farr, Ruud, and Blacktopp include 11,804, 252,568, 113,659, 41,926, and 27,198 shares, respectively, subject to acquisition upon the exercise of stock options currently exercisable or exercisable within sixty (60) days of the Record Date. The shares listed for Messrs. Edler, Podvin, Taylor, Winding and Frazier include 1,760, 9,167, 9,167, 9167, and 3,334 shares, respectively, subject to acquisition upon the exercise of stock options currently exercisable or exercisable within sixty (60) days of the Record Date. The shares listed for all executive officers and continuing directors as a group include 479,750 shares subject to acquisition upon exercise of stock options currently exercisable or exercisable within 60 days of the Record Date.

   (5)  The listed shares include 13,000 shares owned by Mr. Podvin's spouse.

   (6) Address is 4696 Oakdale Road, Smyrna, Georgia 30080. Except to the extent information is believed to be otherwise known by the Company, the information with respect to Mr. Cash is as of July 7, 1997, as reported by Mr. Cash in his Schedule 13D dated July 7, 1997.
        Pursuant to such Schedule 13D, the listed shares include 960,974 shares owned by The Cash Family Limited Partnership. Mr. Cash is the sole shareholder and director of Cash Resources, Inc., the sole general partner of The Cash Family Limited Partnership.

   (7) Address is 825 Duportail Road, Wayne, Pennsylvania 19087. The information with respect to Pilgrim Baxter & Associates, Ltd. is as of January 20, 1998, as reported by Pilgrim Baxter in its Schedule 13G dated January 20, 1998.

   (8)  Address is 2806 Juniper Hill Court, Louisville, Kentucky 40206.


                             EXECUTIVE COMPENSATION

   Report on Executive Compensation

        The Compensation Committee of the Board is responsible for reviewing and approving the compensation program for the Company's executive officers, including the Chairman of the Board and the President/Chief Executive Officer. The philosophy underlying the Company's executive compensation program is that executive compensation should be designed and implemented in a manner which attracts, motivates, and retains qualified senior managers, including its executive officers, who are committed to achieving sustainable growth in shareholder value.

        The Company's executive compensation program includes base salary, cash bonus and stock option bonus elements. The base salary paid to each executive officer is based upon the Committee's evaluation of various factors including the executive's role and responsibilities, past performance, present and future value to the Company, market compensation data for executives of other companies in the solid waste industry (including most of those included in the Company's peer group for measuring shareholder total return) and non-solid waste industry companies, and other relevant factors. Consistent with the Company's compensation philosophy, the executive compensation program, which includes elements of both cash bonus and incentive and nonqualified stock options, is weighted towards incentive compensation directly tied to performance goals which contribute significantly to long-term growth in shareholder value. By including stock options in the incentive compensation program, the Company intends to align the interests of the participating executives with those of shareholders by providing value to the executive through appreciation in share value.

        The Company's management incentive compensation plan for 1997 included qualifying criteria and measurement targets based upon the Company's earnings per share. These financial performance criteria were designed and intended to directly link executive compensation to the shareholders' interest in the creation of shareholder value through growth of the Company's earnings. In addition, the incentive compensation plan for each individual executive officer included non-financial criteria tied to the executive's expected contribution to the Company's continuous improvement programs. The Committee retained the discretion to modify or deviate from financial performance measures where consistent with the primary objective of long-term growth in shareholder value.

        Cash bonuses and stock option grants are awarded by the Committee to the named Executive Officers subsequent to the end of the Company's fiscal year. Bonus awards are based upon the Committee's review with Mr. Dietrich of the Company's achievement of financial performance criteria and each named Executive Officer's achievement of his individual non-financial criteria. In some circumstances, special stock option grants may also be awarded or prior grants may be modified by the Committee during the Company's fiscal year, for example to adjust the compensation package of an executive officer who has been assigned additional responsibilities or to recognize extraordinary performance related to a specific event or activity.

        In determining the 1997 base salary of Mr. Dietrich, the Compensation Committee considered (i) the Company's financial performance in 1996, (ii) Mr. Dietrich's critical role in the successful initial public offering which was completed in 1996, (iii) his development and direction of long-term strategic growth plans for the Company, and (iv) the compensation practices of other companies (including most of those included in the Company's peer group for measuring shareholder total return) for executives with similar levels of responsibility. In addition, the Compensation Committee engaged the services of an outside compensation consultant for the purpose of reviewing executive compensation survey data. The terms of the Employment Agreements and the Key Executive Employment and Severance Agreements ("KEESAs") between the Company and certain executive officers, including Mr. Dietrich, were based upon a similar evaluation. See "Executive Compensation-Employment and Noncompetition Agreements" and "Executive Compensation-Change-in-Control Arrangements."

        The CEO's compensation plan for 1997 was heavily weighted to pay-for-performance compensation. Mr. Dietrich's base salary was increased from $182,000 for 1996 to $236,600 for 1997. The increase was intended to reflect Mr. Dietrich's role in the Company's 1996 financial performance (specifically, the substantial increase in earnings and significant increase in profitability during a time of accelerating growth) and to keep the CEO's salary comparable with compensation of executives of other companies in the solid waste industry, including most of those in the Company's Self-Determined Peer Group Index, as well as executives of other companies with comparable revenues who have similar responsibilities. The annual cash bonus incentive awarded to Mr. Dietrich for 1997 was $307,580, based upon the earnings per share qualifying criteria and measurement targets under the Company's 1997 management incentive plan. The incentive compensation awarded to Mr. Dietrich for 1997 represented the maximum possible payout under his 1997 compensation plan. In February 1998, Mr. Dietrich also was granted stock options exercisable for 100,000 shares at the fair market value of the stock on the grant date, based upon achieving the 1997 earnings per share measurement targets under the Company's 1997 management incentive plan. In addition to the stock options granted to Mr. Dietrich under the Company's 1997 compensation plan, the Compensation Committee also authorized a special award to Mr. Dietrich in October, 1997 of stock options for 100,000 shares at the stock's fair market value on the grant date, in recognition of Mr. Dietrich's extraordinary contribution to the Company's successful common stock public offering which was completed in September, 1997.

        Since the Company believes its stock option plans have been adopted and are being administered in accordance with Internal Revenue Code
   Section 162(m), it is the Committee's position that no further action is necessary to conform its compensation plans to comply with the regulations proposed under Internal Revenue Code Section 162(m) relating to the $1 million cap on executive compensation deductibility.

                                      By the Compensation Committee:

                                      Francis J. Podvin, Chairman
                                      Donald Taylor
                                      Walter G. Winding
                                      Warner C. Frazier

   Summary Compensation Information

        The following table sets forth certain information concerning compensation paid by the Company for the last three fiscal years to the Company's Chief Executive Officer and the Company's other executive officers who were serving as such as of December 31, 1997 (or for any part of the fiscal year ended December 31, 1997) whose salary and bonus exceed $100,000. The persons named in this table are sometimes referred to herein as the named Executive Officers.

                                    Summary Compensation Table
                                                    Shares
                                                  underlying
   Name and principal   Fiscal   Annual   Annual    options   All other
   position              year    salary  bonus(1)  granted(2) compensation(3)

   Joseph P. Tate......  1997   $155,000  $155,000   24,495     $3,873
    Chairman             1996   $155,000  $134,816    8,300     $3,873
                         1995   $140,000  $140,000        0     $2,814

   G. William Dietrich.  1997   $236,600  $307,580  180,000     $9,794
    President and CEO    1996   $182,000  $285,000   10,435     $4,184
                         1995   $160,000  $250,000  350,000     $2,776

   George K. Farr .....  1997   $150,000  $150,000  146,530     $2,705
    Chief Financial      1996   $135,000  $101,000    5,739     $2,665
   Officer and Treasurer 1995   $110,400  $ 60,000  105,460     $2,313

   Gary Blacktopp .....  1997   $153,482  $128,426  101,558     $4,193
    Senior Vice
   President-Operations

   Peter J. Ruud ......  1997   $120,708  $120,708   71,530     $2,432
    Vice President -     1996   $140,000  $105,000    8,522     $2,844
   Administration and    1995   $134,000  $ 70,000   20,000     $2,356
   Corporate Secretary

   ----------
   (1) The value of perquisites and other personal benefits received by any named Executive Officer did not exceed the lesser of $50,000 or 10% of the named Executive Officer's salary and bonus. Annual bonus is reflected in the year earned, even though it may have been paid in the subsequent year.

   (2) Options are reflected in the year of grant, even thought they may have been based upon performance in the year preceding grant. See "Stock Options" below.

   (3) The majority of other compensation is Company contributions to the Company's 401(k) Plan. Also includes life insurance premiums paid by the Company on executive group policy insurance in excess of $50,000 payable to the named Executive Officers or their respective families. 1997 includes $1,790 club dues for G. William Dietrich. 1997 also includes $3,187 imputed interest for G. William Dietrich, see "Certain Transactions."

   Stock Options

        Option Grants. The following table sets forth certain information with respect to stock options granted during 1997 to each of the named Executive Officers:

                                                  % of total                                    Potential realizable value at
                                                   options                                      assumed annual rates of stock
                              Number of shares    granted to                                    price appreciation for option
                              underlying options  employees in   Exercise price   Expiration                term(4)
         Name                   granted(1)           1997        per share(2)      date(3)           5%           10%
    Joseph P. Tate                24,495            3.02%        $  23.65         02/11/02      $   92,837     $  268,856

    G. William Dietrich           80,000            9.87%        $  21.50         02/11/07      $1,081,699     $2,741,237
                                 100,000           12.34%        $25.0625         10/20/07      $1,576,167     $3,994,317

    George K. Farr                46,500            5.74%        $  21.50         02/11/07      $  629,143     $1,594,372
                                 100,000           12.34%        $25.0625         10/20/07      $1,576,167     $3,994,317

    Peter J. Ruud                 46,530            5.74%        $  21.50         02/11/07      $  629,143     $1,594,372
                                  25,000            3.08%        $25.0625         10/20/07      $  394,042     $  998,579

    Gary Blacktopp                 1,558            0.19%        $  21.50         02/11/07      $   21,066     $   53,386
                                  30,000            3.70%        $  21.50         05/23/07      $  405,637     $1,027,964
                                  70,000            8.64%        $ 24.375         08/26/07      $1,073,051     $2,719,323


   (1)  Includes nonqualified stock options and incentive stock options granted under the Company's 1996 Equity Incentive Plan.
   (2)  Exercise price is equal to the market value of the Common Stock on the date of grant.
   (3)  The stock options have varying vesting schedules, but generally vest at the rate of 25% after the first 12 months after grant and 6.25% per quarter thereafter.  Although not a provision of the 1996 Plan, all option agreements evidencing option grants made under the 1996 Plan have historically included, and are expected to continue to include, a provision allowing the Board to accelerate the vesting of all outstanding options represented thereby upon the occurrence of a change in control of the Company.
   (4)  The potential realizable values set forth under the columns represent the difference between the stated option exercise price and the market value of the Common Stock based on certain assumed rates of stock price appreciation and assuming that the options are exercised on their stated expiration date; the potential realizable values set forth do not take into account applicable tax and expense payments which may be associated with such option exercises. Actual realizable value, if any, will be dependent on the future stock price of the Common Stock on the actual date of exercise, which may be earlier than the stated expiration date. The 5% and 10% assumed rates of stock price appreciation over the ten-year exercise period of the options used in the table above are mandated by rules of the SEC and do not represent the
        Company's estimate or projection of the future price of the Common Stock on any date. There can be no assurance that the stock price appreciation rates for the Common Stock assumed for purposes of this table will actually be achieved.


        Option Values; Option Exercises. The following table sets forth the aggregate value of unexercised options at December 31, 1997, held by each of the named Executive Officers and information regarding option exercises during 1997 by each of the named Executive Officers.

                              1997 Option Exercises
                                       and
                             Year-End Option Values
                                                             Number of securities underlying       Value of unexercised
                                                               unexercised options at fiscal          in-the-money
                              Shares acquired     Value                year end (2)           options at fiscal year end(3)
         Name                  on exercise      realized(1)   Exercisable     Unexercisable   Exercisable     Unexercisable
   Joseph P. Tate                      0        $        0        3,631        29,164         $   58,913       $  203,741

   G. William Dietrich           125,000        $1,725,000      229,565       185,870         $4,463,692       $1,073,241

   George K. Farr                 55,000        $  759,000       86,260       149,759         $1,717,268       $  780,513

   Peter J. Ruud                 150,000        $2,067,187       23,728        76,324         $  488,274       $  521,767

   Gary Blacktopp                 10,000        $  173,612       12,826       130,906         $  184,414       $  913,849


   (1)  The value realized is the difference between the gross proceeds from sale of the acquired shares less the exercise price paid to acquire the shares.
   (2)  Includes nonqualified stock options and incentive stock options granted under the Company's 1993 Incentive Stock Option
        Plan (the "1993 Plan") and the Company's 1996 Equity Incentive Plan (the "1996 Plan")  with prices equal to the market value of the Common Stock on the date of grant.  The stock options generally vest at the rate of 25% after the first 12 months after grant and 6.25% per quarter thereafter.  As provided in the 1993 Plan and as historically provided in option agreements evidencing options under the 1996 Plan, the Board may accelerate the vesting of all outstanding options under the 1993 Plan and 1996 Plan upon the occurrence of a change in control of the Company.
   (3)  The dollar values were calculated by determining the difference between the fair market value of the underlying Common
        Stock and the various applicable exercise prices of the named Executive Officers' outstanding options at the end of 1997.
        The last reported sale price of the Company's Common Stock on The Nasdaq Stock Market on December 31, 1997 was $28.875
        per share.


   Employment and Noncompetition Agreements

        The Company has entered into employment agreements with Messrs. Dietrich, Farr, and Ruud. The employment agreements provide for three-year terms which are renewable automatically for successive three-year terms, unless either party gives 30 days advance notice of nonrenewal. The Company may also terminate any of the employment agreements at any time for "cause" as defined in the Executive Officer's KEESA. See "Severance and Change in Control Arrangements. " If the Company terminates the named officer's employment other than for cause or the officer's death or disability or if the Company elects not to renew the officer's employment agreement, the officer is entitled to receive a severance payment equal to three (3) years base salary plus an amount equal to the officer's annual bonus for the year preceding termination prorated to the time of termination.

        The Company has also entered into employment agreements with Mr. Blacktopp and Mr. Cramer. The employment agreements provide for a two-year and one-year term, respectively, which are renewable automatically for successive two-year and one-year terms, respectively, unless either party gives 60 days advance notice of nonrenewal. The Company may also terminate either of the employment agreements at any time for "cause" as defined in the employment agreements. If the Company elects to terminate Mr. Blacktopp's or Mr. Cramer's employment other than for cause or his death or disability such individual is entitled to receive a severance payment equal to the unpaid balance of the employee's base salary through the expiration of the initial term or the renewal term within which termination takes place, subject to the change of control provisions described below.

        If the employment of any of the above officers is terminated as a result of his death, his estate or representative is entitled to receive an amount equal to the officer's base salary for the month in which he
   dies.   If the employment of any of the above officers is terminated as a result of his disability, the officer is entitled to receive his base salary for a period of 180 days after the Company notifies the officer of such termination, reduced by the amount of any disability benefits received under the Company's disability benefit plan.

        Mr. Dietrich is subject to a noncompetition agreement which prohibits him during the term of his employment and for one year thereafter from competing with the Company within 50 miles of any Company facility or from using or disclosing confidential information of the Company. Mr. Ruud, Mr. Farr, Mr. Cramer, and Mr. Blacktopp are also subject to noncompetition agreements substantially identical to Mr. Dietrich's, except that the noncompetition term extends for two years following the termination of their respective employment with the Company.

   Severance and Change in Control Arrangements

        The Company has KEESAs with Messrs. Dietrich, Farr, and Ruud which provide that, following a "change in control" of the Company (as defined in the KEESAs), such named Executive Officer will be employed for three years in the same position, performing equivalent duties, and at the same location as in effect immediately prior to the change of control.

        Under the terms of the KEESAs, the named Executive Officer is entitled to receive compensation at the same rate in effect at the date of change in control (subject to increase by the Compensation Committee) during an officer's employment period following the change in control and to be included in the Company's benefit plans available to employees of comparable status. If during the employment period the officer's employment is terminated by the Company, other than for "cause" (as defined in the KEESAs) or the officer's disability, or the officer's duties are changed substantially without his written consent and the officer terminates his employment as a result, the officer is entitled to receive a lump sum payment equal to three times the officer's average annual total compensation for the five years prior to the change in control (or, if employed for less than three years, three times the officer's highest amount of total annual compensation), plus the actuarially determined present value of the benefit accruals that would have been made through the end of the employment period under the Company's retirement plans applicable to the officer. Each of the KEESAs provide that the present value of the total amounts received by any officer thereunder will be limited so as not to constitute an "excess parachute payment" as defined in Section 280G of the Internal Revenue Code. The officer and his eligible dependents are also entitled to coverage under the Company's medical benefit plans through the end of the employment period. Each officer also has the right under the KEESAs to voluntarily terminate his employment with the Company for any reason whatsoever during the 90-day period commencing on and after the occurrence of a change in control and still be entitled to receive the lump sum termination payments and benefits described above.

        Under the terms on the employment agreements with Mr. Blacktopp and Mr. Cramer, if either officer is terminated due to a "change in control" (as defined in the employment agreements) the officer is entitled to receive a lump sum severance payment equal to two years or one year, respectively, of his base salary in effect on the effective date of the change in control.

   401(k) Plan

        The Company maintains an Employees' Retirement Savings Plan ("401(k) Plan") for employees who elect to participate. Subject to certain limitations, participants may contribute up to 15% of their compensation on a pre-tax basis to the 401(k) Plan and the Company will contribute matching funds in an amount equal to 25% of the amount contributed by each participant up to the first 8% of the participant's compensation. Amounts attributable to participant contributions under the 401(k) Plan are fully vested at all times (with Company contributions vesting in the following increments: 10% after one year of service, 30% after two years, 50% after three years, 75% after four years and 100% after five years).
   Participants are entitled to receive their vested 401(k) Plan accounts, including investment earnings, upon death, retirement, or other termination of employment.

   Director Compensation

        Under the Company's director compensation policy, each independent director receives an annual retainer fee of $16,000, plus $500 for attending each committee meeting which is not held in conjunction with a Board meeting, in addition to reimbursement of out-of-pocket expenses. The Chairman of the Compensation Committee of the Board receives an additional annual retainer fee of $1,000.

        In addition, under the Company's 1996 Equity Incentive Plan (the "1996 Plan"), on the effective date of the Company's initial public offering (March 7, 1996), each then serving independent director was automatically granted non-qualified stock options under the 1996 Plan to purchase 10,000 shares of Common Stock at a per share exercise price equal to the initial public offering price of $11.50 per share. Each new independent director joining the Board will automatically receive an initial non-qualified stock option to purchase 10,000 shares of Common Stock exercisable at the closing sale price of the Common Stock on the date of grant. Each independent director's initial option grant will vest ratably over an approximate three-year period, provided that the independent director continues to serve as a member of the Board at the end of each vesting period with respect to the increment then vesting. The 1996 Plan also provides that, at time of each annual meeting, each then serving and continuing independent director will receive automatically an additional non-qualified stock option to purchase 2,500 shares of Common Stock at an exercise price equal to the closing sale price of the Common Stock on the date of grant. These annual option grants will vest in full within six months from the date of grant. Notwithstanding the aforementioned vesting provisions, all outstanding options granted to independent directors under the 1996 Plan will vest immediately upon a change in control, or the director's death or disability. All options granted to independent directors under the 1996 Plan will expire upon the earlier to occur of five years from the grant or one year from the independent director ceasing to hold such position.

   Independent Director Share Ownership Requirement

        Pursuant to the Company's Restated By-laws, each independent director is required to own, directly or through one or more affiliates, at least 500 shares of Common Stock within six months of the date of the election of such director.

                         STOCK PERFORMANCE INFORMATION

   The following performance graph compares the cumulative total return of the Company's Common Stock to the cumulative total return of (i) the Standard and Poor's 500 Composite Index and (ii) an index of peer group issuers selected in good faith (the "Self-Determined Peer Group Index"). The Self-Determined Peer Group Index includes Allied Waste Industries, Inc., Browning-Ferris Industries, Inc., American Waste Services, Inc., USA Waste Services, Inc., and Waste Management, Inc. The comparison in the graph assumes the investment of $100 in the Company's Common Stock, and Standard and Poor's 500 Composite Index, and the Self-Determined Peer Group Index on March 8, 1996 (first trading day following the Company's initial public offering), and the reinvestment of all dividends. The source of the performance graph is the Center for Research in Security Prices at the University of Chicago Graduate School of Business.

   [graph]

                Comparison of Five-Year Cumulative Total Returns
                             Performance Report for
                            SUPERIOR SERVICES, INC.

                      [INSERT PEER GROUP PERFORMANCE CHART]


                       12/31/93 12/31/94 12/31/95 3/8/96 12/31/96 12/31/97
   Superior
    Services, Inc.          -         -       -    $100    $154     $218

   S&P 500
   Composite Index        $69       $70     $97    $100    $119     $159

   Composite Peer
    Group Index           $82       $85     $97    $100    $107     $118


                              CERTAIN TRANSACTIONS

        The Company purchased trucking and other related services in 1997 from corporations and certain other affiliates of Gary G. Edler and his immediate family. Mr. Edler is a director of the Company. Also, a subsidiary of the Company is the lessee of a 20,000 square foot office/warehouse facility owned by Mr. Edler in Fond du Lac, Wisconsin. Base rent is $9,802 per month, plus real estate taxes, insurance and routine building maintenance. The Company paid Mr. Edler and his affiliates in the aggregate of $687,325 in 1997. The Company believes such arrangements were on terms no less favorable to the Company than could be obtained from an unaffiliated third party.

        The Company loaned G. William Dietrich $75,000 in June 1994. The loan is represented by an unsecured promissory note, with interest accruing beginning on June 29, 1997, payable annually at the prime rate as adjusted from time to time and principal payable in one lump sum payment 90 days after Mr. Dietrich terminates employment with the Company for any reason. The principal amount outstanding at December 31, 1997, was $75,000 with $3,187 interest accrued.

                      AMENDMENT OF SUPERIOR SERVICES, INC.
                           1996 EQUITY INCENTIVE PLAN

   General

        The Company currently has in effect the 1996 Equity Incentive Plan (the "1996 Plan"). The plan was approved by the shareholders in February 1996. The purpose of the 1996 Plan is to allow the Company to promote its best interest and the best interests of its shareholders by providing key employees of the Company and its subsidiaries, and directors of the Company who are not otherwise employees ("Independent Directors"), with an opportunity to acquire, or increase, their proprietary interest in the Company. It is intended that the 1996 Plan, as amended, will promote continuity of management and increased incentive and personal interest in the welfare of the Company by those key employees who are primarily responsible for shaping or carrying out the long-range plans of the Company and securing the Company's continued growth and financial success. In addition, by promoting stock ownership by Independent Directors, the Company seeks to attract and retain on its Board persons of exceptional competence and to furnish added incentive for them to continue their association with the Company. As of the Record Date, less than 1,000 shares of Common Stock remained available for the granting of additional options under the 1996 Plan.

        To allow for additional stock options awards to be made by the Company, the Board has approved, subject to ratification by the shareholders at the Meeting, an amendment to the 1996 Plan to increase the number of shares reserved under the 1996 Plan from 1,200,000 to 3,200,000 (the "Proposed Amendment"). Assuming a quorum is present, the affirmative vote of a majority of the votes represented at the Meeting is required for approval of the Proposed Amendment. Any shares not voted at the Meeting, whether by broker non-votes or otherwise will have no impact on the proposal, but abstention will be considered votes against the proposal.

   Administration

        The 1996 Plan is administered by the Compensation Committee of the Board. The Compensation Committee is responsible for selecting the key employees of the Company eligible to receive awards under the 1996 Plan.

   Awards Under the 1996 Plan

        The 1996 Plan authorizes the granting of: (a) stock options, which may be either incentive stock options meeting the requirements of Section 422 of the Code or nonqualified stock options; (b) stock appreciation rights ("SARs"); (c) restricted stock; (d) performance shares; and (e) automatic stock option grants to Independent Directors. The 1996 Plan provides that up to a total of 1,200,000 shares of Common Stock (3,200,000, if the Proposed Amendment is approved) will be available for the granting of awards thereunder. The issuance by the Company of the 1,200,000 shares currently authorized for issuance under the 1996 Plan have been registered under the Securities Act of 1933, and the additional 2,000,000 shares which would be reserved under the Proposed Amendment will be similarly registered.

        Options. The exercise price per share of Common Stock subject to an option granted under the 1996 Plan by key employees is determined by the Compensation Committee, but may not be less than 100% of the fair market value of a share of Common Stock on the date of grant. The term of an option granted under the 1996 Plan is as determined by the Compensation Committee, but may not exceed ten years. Options granted under the 1996 Plan become exercisable in such manner and within such period or periods and in such installments or otherwise as determined by the Compensation Committee. Options may be exercised by payment in full of the exercise price, either in cash and/or shares of Common Stock or other consideration having a fair market value on the date of exercise equal to the option exercise price. Although not a provision of the 1996 Plan, all option agreements evidencing option grants made under the 1996 Plan have historically included, and are expected to continue to include, a provision allowing the Board to accelerate the vesting of all outstanding options represented thereby upon the occurrence of a "change in control" of the Company.

        SARs. An SAR granted under the 1996 Plan confers on the holder a right to receive, upon exercise thereof, the excess of (a) the fair market value of one share of Common Stock on the date of exercise over (b) the grant price of the SAR as specified by the Compensation Committee. The grant price of an SAR under the 1996 Plan may not be less than the fair market value of a share of Common Stock on the date of grant. The grant price, term, methods of exercise, methods of settlement (including whether the holder of a SAR will be paid in cash, shares of Common Stock or other consideration) and any other terms and conditions of any SAR granted under the 1996 Plan are determined by the Compensation Committee.

        Restricted Stock. Restricted shares of Common Stock granted to key employees under the 1996 Plan are subject to such restrictions as the Compensation Committee may impose, including any limitation on the right to vote such shares or receive dividends thereon. The restrictions imposed on the shares may lapse separately or in combination at such time or times, or in such installments or otherwise, as the Compensation Committee deems appropriate. The number of shares of Common Stock which may be granted to key employees as restricted stock will not exceed 120,000 shares. Except as otherwise determined by the Compensation Committee, upon termination of a key employee's employment for any reason during the applicable restriction period, all shares of restricted stock still subject to restriction are subject to forfeiture by the key employee. Under the 1996 Plan, the Compensation Committee has the authority, at its discretion, to waive in whole or in part any or all remaining restrictions with respect to shares of restricted stock granted to a key employee.

        Performance Shares. The 1996 Plan also provides for the granting of performance shares to key employees. The Compensation Committee determines the applicable performance period, the performance goal or goals to be achieved during any performance period, the proportion of payments, if any, to be made for performance between the minimum and full payment of performance shares, the restrictions applicable to shares of restricted stock received upon payment of performance shares if payment is made in such manner, and any other terms, conditions and rights relating to the grant of performance shares. Performance goals established by the Compensation Committee under the 1996 Plan may be based on one or more measures such as return on shareholders' equity, earnings or such other standard or standards deemed relevant by the Compensation Committee, measured internally or relative to other organizations and before or after extraordinary items. Payment on performance shares held by key employees will be made in shares of Common Stock (which, at the discretion of the Compensation Committee, may be shares of restricted stock) equal to the number of performance shares payable. The Compensation Committee may provide that, during a performance period, key employees will be paid cash amounts with respect to each performance share held by such key employees, equal to the cash dividend, if any, paid on a share of Common Stock. Participating key employees will have no voting rights with respect to performance shares held by them.

        Independent Director Options. Under the 1996 Plan, each new Independent Director upon joining the Board will automatically receive an option grant exercisable for 10,000 shares of Common Stock at the closing sale price of the Common Stock on the date of grant. Each Independent Director's initial option grant will vest ratably over an approximate three-year period, provided that the Independent Director continues to serve as a member of the Board at the end of each vesting period with respect to the increment then vesting. The 1996 Plan also provides that on each annual shareholder meeting date, each then serving and continuing Independent Director will receive non-qualified stock options to purchase 2,500 shares of Common Stock at the closing sale price of the Common Stock on the date of grant. These options will vest in full within six months from the date of grant. Notwithstanding the aforementioned vesting provisions, all outstanding options granted to an Independent Director under the 1996 Plan will vest immediately upon a "change in control", death or disability. All options granted to Independent Directors under the 1996 Plan will expire on the earlier to occur of the fifth anniversary of the grant date or one year after the optionee ceases to be an Independent Director.

   Federal Income Tax Consequences

        Incentive Stock Options. In general, a participant will not recognize any income for Federal income tax purposes at the time of grant or exercise of an incentive stock option. (However, at the time of exercise, the excess of the fair market value of the acquired Common Stock over the Option exercise price may be treated as an adjustment for purposes of the alternative minimum tax.) If the participant holds Common Stock acquired through exercise of an incentive stock option for at least two years from the date of grant, any gain (or loss) realized upon sale of the Common Stock generally will be treated as long-term capital gain (or loss) and the Company will not be entitled to any deductions with respect to the grant or exercise of the incentive stock option.

        If these holding periods are not satisfied, the sale will be a "disqualifying disposition", and a participant will be treated as receiving ordinary income (and the Company will be allowed a deduction) in an amount equal to the lesser of (a) the excess of the fair market value of the Common Stock on the date of exercise or (b) the amount realized on the disposition of the Common Stock over the Option price. Any additional gain realized by the participant over the fair market value of the Common Stock on the date of exercise generally will be treated as short-term or long-term capital gain depending on the length of time the Common Stock was held. If the amount realized is less than the Option price, then the difference generally will be treated as a short-term or long-term capital loss depending on the length of time the Common Stock was held.

        Nonstatutory Stock Options and Stock Appreciation Rights. The grant of nonstatutory stock options or SARs will not cause participants to recognize income subject to immediate Federal income taxation. Participants generally recognize ordinary income upon exercise (or at the time liability under section 16(b) of the Securities Exchange Act of 1934 lapses if the option is exercised within six months of the date of grant) in an amount equal to the excess of the fair market value of the acquired Common Stock (determined as of the date income is recognized) over the Option exercise price. Upon exercise of an SAR, the value, determined as of the date of exercise, of the cash and/or Common Stock received will be taxed as ordinary income to the participant. A subsequent disposition of the Common Stock acquired through exercise of a nonstatutory stock option or SAR generally will give rise to capital gain or loss, which will be short-term or long-term depending on the length of time the Common Stock was held. The amount of ordinary income recognized by a participant upon exercise of a nonstatutory stock option or SAR will be deductible as a compensation expense by the Company.

        Outstanding Options. Except for the stock options required to be automatically granted to the non-employee directors under the 1996 Plan, the Company cannot now determine the number of options SARs or other grants to be issued in the future to key employees under the 1996 Plan. Such determinations are made from time to time by the Compensation Committee. Since the 1996 Plan was approved by the shareholders in February 1996, options for a total of 1,220,012 shares have been granted under the 1996 Plan, including options for a total of 57,500 shares granted to non-employee directors. All options were granted at an exercise price equal to 100% of the fair market value of shares on the date of grant (except for options issued to key employees who were also owners of 10% or more of the Company's outstanding stock which were granted at an exercise price equal to 110% of the fair market value of shares on the date of grant). Individual option grants under the 1996 Plan, and the aggregate amount of all individual grants under the 1996 Plan, to the executive officers named in the Summary Compensation Table
   are set out in the table entitled "Summary Compensation Table."   As of
   March 31, 1998, options to purchase 1,169,052 shares were outstanding under the 1996 Plan.

        On February 24, 1998, the last reported sale price per share of the Common Stock on the Nasdaq National Market System was $25.875.

   Vote Required

        The affirmative vote of the holders of a majority of the shares represented at the Meeting is required for approval of the Proposed Amendment. Any shares not voted at the Meeting, whether by broker non-vote or otherwise will have no impact on the proposal, but abstention will be considered votes against proposal.

   THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF THE PROPOSED AMENDMENT TO THE 1996 PLAN.

                                  OTHER MATTERS

        Representatives from Ernst & Young LLP, the Company's independent auditors for the current year as well as for all years since the Company began operations in 1993, are expected to be present at the Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

        The Board does not intend to present at the Meeting any matters for shareholder action other than the matters described in the Notice of Annual Meeting. The Board knows of no other matters to be brought before the Meeting which will require the vote of shareholders. For other business to be properly brought before the Meeting by a shareholder, such shareholder must have given written notice of such proposed business complying with the Company's By-laws to the Secretary of the Company not before February 12, 1998, or after March 13, 1998. The Company received no such notices within that time period. If any other business or matters should properly come before the Meeting, the proxies named in the accompanying proxy will vote on such business or matters in accordance with their best judgment.

        The Company's Annual Report on Securities and Exchange Commission Form 10-K for its 1997 fiscal year which ended December 31, 1997, has been provided to all shareholders of record as of the Record Date as part of the Company's 1997 Annual Report to Shareholders.

        The cost of soliciting proxies will be paid by the Company. The Company expects to solicit proxies primarily by mail. Proxies may also be solicited personally and by telephone by certain officers and regular employees of the Company. It is not anticipated that anyone will be specially engaged to solicit proxies or that special compensation will be paid for that purpose, but the Company reserves the right to do so should it conclude that such efforts are needed. The Company will reimburse brokers and other holders of record for their expenses in communicating with the persons for whom they hold shares of Common Stock.

        Any shareholder proposal intended for consideration at the 1999 annual meeting of shareholders must be received by the Company no later than December 5, 1998, in order to be considered for inclusion in the Company's proxy statement and proxy for that meeting.

                                 On Behalf of the Board of Directors


                                 Peter J. Ruud
                                 Secretary

   West Allis, Wisconsin
   April 3, 1998

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                                      PROXY
                             SUPERIOR SERVICES, INC.
           1998 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 12, 1998

        The undersigned constitutes and appoints G.W. Dietrich and Peter J. Ruud, and each of them, each with full power to act without the other, and each with full power of substitution, the true and lawful proxies of the undersigned, to represent and vote, as designated below, all shares of Common Stock of Superior Services, Inc., which the undersigned is entitled to vote at the 1998 Annual Meeting of Shareholders of such corporation to be held on the 40th Floor of the Firstar Center at the offices of Foley & Lardner, 777 East Wisconsin Avenue, Milwaukee, Wisconsin, on Tuesday,
   May 12, 1998, 1:00 p.m. local time, and at any adjournment thereof.

     1. Election of Directors   [_] FOR all         [_] WITHHOLD authority
                                 nominees listed        to vote for all
                                 below (Except as      nominees listed below.
                                 marked to the
                                 contrary below)
        Terms Expiring at 2001 Annual Meeting: G. William Dietrich,
        Donald Taylor and Francis J. Podvin
        (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

        ____________________________________________________________________

    2.  Amendment of the   [_] FOR Proposed Amendment  [_] AGAINST Proposed
        Superior Services,                                 Amendment
        1996 Equity Incentive                          [_] ABSTAIN from
        Plan                                               Proposed Amendment

    3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting and at any adjournment thereof. The Board of Directors recommends a vote for all nominees set forth above and for the proposed amendment to the Company's 1996 Equity Incentive Plan.

        THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER.

          IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE THREE SPECIFIED DIRECTOR NOMINEES, "FOR" THE PROPOSED AMENDMENT TO THE COMPANY'S 1996 EQUITY INCENTIVE PLAN AND ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING IN ACCORDANCE WITH THE BEST JUDGMENT OF THE PROXIES NAMED HEREIN.

                     (Continued, and to be signed, on back)
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

   The undersigned acknowledges receipt of the Notice of said Annual Meeting and the accompanying Annual Report to Shareholders.


                                 Dated:____________________________ 1998

                                 Signed:_____________________________________

                                 ____________________________________________
                                      (Please print your name)

                                 Note: Please sign exactly as your name
                                 appears hereon. Joint owners should each sign personally. A corporation should sign full corporate name by duly authorized officers and affix corporate seal, if any. When signing as attorney, executor, administrator, trustee, or guardian, give full title as such.

   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF SUPERIOR SERVICES, INC.

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